Exhibit 99.5

HAPPENINGS COMMUNICATIONS GROUP, INC.

BALANCE SHEET

AS OF JUNE 30, 2012

	Account Name

ASSETS

	BANK GENERAL	9,747.25
	PETTY CASH	300.00
	CREDIT CARD	2,973.92
	CASH-PAYROLL ACCOUNT	1,164.34
	OTHER CASH	—
	PREPAID POSTAGE	500.03
	SECURITY DEPOSIT	—
	ACCOUNTS RECEIVABLE	99,529.29
	ALLOWANCE FOR BAD DEBTS	(8,500.00)
	FIXED ASSETS	10,541.31
	FURNITURE/FIXTURES	1,445.61
	LEASEHOLD IMPROVEMENTS	410.34
	EQUIPMENT	18,142.89
	COMPUTER SOFTWARE	4,021.42
	ACCUM DEPRECIATION	(33,048.00)
	CAPITALIZED ORG. COSTS	—
	UNDEPOSITED FUNDS	—
	GOODWILL	3,292.02
	ACCUM AMORTIZATION	(3,292.02)

	Total Assets	107,228.40

LIABILITIES AND EQUITY

	ACCOUNTS PAYABLE	63,253.93
	ACCRUED EXPENSES	—
	PAYABLE TO SHAREHOLDER	25,240.60
	PAYROLL LIABILITIES	4,060.42
	PROMOTIONAL LIABILITY	906.47
	LINE OF CREDIT	23,648.80
	UNEARNED REVENUE	72,824.40

	Total Liabilities	189,934.62

	CAPITAL INVESTMENT	66,093.75
	COMMON STOCK	10.00
	RETAINED EARNINGS	(151,765.10)

	Prior Year Income	—
	Current Year Income	2,955.13

	Total Equity	(82,706.22)

	Total Liabilities and Equity	107,228.40

HAPPENINGS COMMUNICATIONS GROUP, INC.

INCOME STATEMENT

FOR SIX MONTHS JANUARY 1, 2012 THROUGH JUNE 30, 2012

Revenues

ADVERTISING SALES INCOME	400,152.99
CREATIVE SERVICES	48,691.26
SUBSCRIPTION INCOME	960.00

Total Revenues	449,804.25

Expenses

ADVERTISING	744.35
AMORTIZATION	0.02
BANK SERVICE CHARGES	3,495.64
BOOKKEEPING	4,105.00
COMMISSIONS - PAYROLL	44,798.00
COMMISSIONS - 1099S	16,843.95
COMPUTER EQUIPMENT	2,264.24
COMPUTER HARDWARE	200.28
COMPUTER SOFTWARE & UPDATES	459.19
COMPUTER ON-LINE SERVICE	369.98
DELIVERY	8,650.00
EQUIPMENT RENTAL	425.90
DONATIONS	500.00
INSURANCE - HEALTH	7,344.11
INSURANCE - COMMERCIAL	415.04
INSURANCE - LIABILITY	2,002.24
INSURANCE - WORKMAN COMP	812.00
INSURANCE - VEHICLE	260.00
INTEREST EXPENSE	525.21
LICENSES & PERMITS	25.00
MEMBERSHIPS	1,119.00
WRITING	2,125.00
OFFICE SUPPLIES	2,718.52
ADMINISTRATIVE	939.00
OUTSIDE SERVICES	5,084.89
PHOTOGRAPHY	6,365.14
PAYROLL EXPENSES	125,746.49
FUTA EXPENSE	431.38
MEDICARE-COMPANY	2,470.77
SOCIAL SECURITY-COMPANY	10,564.45
PA UNEMPLOYMENT COMP	2,047.39
PENSION EXPENSE	2,450.30
POSTAGE	11,977.52
PRINTING & REPRODUCTION	146,478.68
PROMOTIONAL/MARKETING	8,508.74
PROFESSIONAL FEES	1,250.00
LEGAL FEES	199.00
RENT	9,780.00
JANITORIAL EXPENSES	280.00
TRAINING	60.00
SUBSCRIPTIONS	17.97
STATE TAXES	24.00
TELEPHONE	522.82
GAS	4,385.11
VEHICLE LEASE	3,813.47
TRAVEL	5.10
LODGING	216.41
GAS & ELECTRIC	2,202.02
WATER	825.80

Total Expenses	446,849.12

NET INCOME / (LOSS)	2,955.13

Happenings Communications Group, Inc.

Statements of Cash Flows

(Unaudited)

For the six months
ended June 30, 2012
Cash Flows From Operating Activities
Net Income (Loss)	2,955
Adjustments to reconcile net income (loss) to net cash used in operating activities
Changes in assets and liabilities:
Prepaid expenses	—
Accounts receivable	4,524
Increase in unearned revenue	(6,389)
Accounts payable and accrued expenses	4,487
Total Cash Used for Operating Activites	5,577

Cash Flows From Financing Activites
Proceeds from related party loans	—
Payments on related party loans	—
Proceeds from loans	—
Payment of deferred offering costs	—
Proceeds from sale of common stock	—
Contribution by shareholder	—
Total Cash Provided by Financing Activities	—

Cash Flows From Investing Activities
Purchase of license	—
Purchase of prototype	—
Total Cash Used for Investing Activities	—

Net Increase (Decrease) in Cash	5,577

Cash at Beginning of Period	8,608

Cash at End of Period	$14,185
—
Supplemental Disclosure of Cash Flow Information
Interest paid	$—
Income taxes paid	$—

Non-cash Disclosure:
Contribution of shareholder debt	$—
Common stock issued for services	$—
Conversion of note payable	$—

HAPPENINGS COMMUNICATIONS GROUP, INC.

Notes to unaudited Financial
Statements

As of and for the six months
ended June 30, 2012

NOTE 1 — BACKGROUND INFORMATION

Organization and Business

Happenings Communications Group, Inc. (“HCG”) was originally incorporated on March 4, 1996 in the State of Texas and under the name of JPR Publications Corp. Effective January 26, 2000, Article 1 of the Articles of Incorporation was amended and the name of the corporation was changed to Happenings Communications Group, Inc.

The Company operates in the publishing industry with a primary business purpose of publishing Happenings Magazine and distributing it free from over 800 locations around Scranton, PA to over 100,000 readers per month. The company also maintains a digital companion to the print version, HappeningsMagazinePA.com, both print and digital editions showcases the best of Northeast PA to include events and attractions, entertainment and recreation, and people and community. Happenings Magazine is also accessible by one or two year subscriptions. The company also provides advertising agency and creative services to the general public.

The Company has elected December 31 as its fiscal year end.

NOTE 2 — SUMMARY OF SIGNIFIANT ACCOUNTING POLICIES

Basis of presentation and use of estimates

The Company prepares its financial statements in conformity with generally accepted accounting principles in the United States of America. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that these estimates are reasonable and have been discussed with the Board of Directors; however, actual results could differ from those estimates.

Earnings (Loss) Per Share

Basic earnings (loss) per share calculations are determined by dividing net income (loss) by the weighted average number of shares outstanding during the year. Diluted earnings (loss) per share calculations are determined by dividing net income (loss) by the weighted average number of shares.

Cash and Cash Equivalents

The Company follows FASB Accounting Standards Codification (ASC) 305, “Cash and Cash Equivalents”, and considers currency on hand and demand deposits to be cash and considers short-term, highly liquid investments with original maturities of three months or less to be cash equivalents. Cash and cash equivalents at June 30, 2012 was $14,185.

Accounts Receivable

The Company follows FASB Accounting Standards Codification (ASC) 310-10, “Receivables”. Accounts receivable consist of amounts due for publication advertising and advertising agency services.

An allowance for doubtful accounts is established for any amounts that may not be collected and is determined from an analysis of accounts receivable aging detail. Receivables are considered past due based on payment terms. The Company does not impose interest or late fee charges on past due receivables.

Fair Value of Financial Instruments

The Company follows FASB Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’ s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•              Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•              Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•        Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2012. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accounts receivable, other current assets, accounts payable, accrued compensation and accrued expenses. The fair value of the Company’ s notes payable is estimated based on current rates that would be available for debt of similar terms which is not significantly different from its stated value.

Inventories

The Company considers all advertising and related consumable products to be period costs, due to materiality and short-term value of product, therefore, as of June 30, 2012 the Company held no inventory.

Revenue Recognition

The Company follows FASB ASC 605 “Revenue Recognition” and recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met:

1.             persuasive evidence of an arrangement exists,

2.             the product has been shipped or the services have been rendered to the customer, and,

3.             the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company has three sources of revenue: advertising sales revenue, creative services revenue and nominal subscription revenue.

Advertising Sales Revenue.  Revenue is recognized when the publication containing the (client’s) advertisement is designed, printed, distributed.  Availability to readers is at the point and time of distribution.

Creative Services Revenue.  Staff, in addition to publication duties and responsibilities, provides services much like an advertising agency that offers marketing strategies and advertising campaigns, specifically the design and creation of print materials and publications. Revenue is recognized when the project is complete and the customer is in receipt of the deliverable.

Subscription revenue.  Subscription to the print magazine is available in one and two year subscriptions.  Revenue is recognized ratably over the subscription period.  Subscription revenue is less than $3,000 annually.

Deferred revenue is recorded when amounts are received in advance from customers for advertising, creative services, and subscriptions prior to publication distribution, project completion, and subscription receipt.  Deferred revenue represents unearned and therefore unrecognized amounts from three primary revenue sources:

Advertising

The costs of advertising are expensed as incurred. Advertising expense was $744 for the six months ended June 30, 2012. Advertising expenses are included in the Company’s operating expenses.

Income Taxes

The Company reports its earnings under the Subchapter S-Corporation election and thereby all taxable income is passed through to the shareholders and is taxed at the shareholder’s ordinary tax rate. As a result, there is no provision for income taxes for the years presented.

Temporary differences resulting from accelerated depreciation methods utilized for tax verses straight-line method used for GAAP financial reporting, as well as other temporary tax differences resulting from allowable tax accounting applications are considered immaterial and therefore no deferred tax asset or liability has been recognized in the periods presented.

Long-Lived Assets

Property and equipment is stated at cost. Depreciation is computed by the straight-line method over estimated useful lives (3-7 years). Intellectual property assets are stated at their fair value acquisition cost. Amortization of intellectual property assets is calculated by the straight line method over their estimated useful lives 15 years). Historical costs are reviewed and evaluated for their net realizable value of the assets. The carrying amount of all long-lived assets is evaluated periodically to determine if adjustment to the depreciation and amortization period or the unamortized balance is warranted. Based upon its most recent analysis, the Company believes that no impairment of property and equipment existed at June 30, 2012.

Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable. When required impairment losses on assets to be held and used are recognized based on the fair value of the asset. The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required. If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset. When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets. The Company did not recognize any impairment losses for any periods presented.

Stock Based Compensation

The company had no stock-based compensation plans or stock issuances to for services during the six months ended June 30, 2012.

Commitments and Contingencies

The Company follows FASB ASC 450-20, Loss Contingencies” to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Related parties

The Company follows FASB ASC 850, Related Party Disclosures” for the identification of related parties and disclosure of related party transactions.

NOTE 3 — RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In December 2011, the FASB issued ASU 2011-12, “Comprehensive Income” (Topic 220). This standard defers the requirement that companies present reclassification adjustments for each component of accumulated other comprehensive income in both net income and other comprehensive income on the face of the financial statements. This ASU does not affect the main provision of ASU 2011-05 which requires companies to present items of net income, other comprehensive income and total comprehensive income in either a single continuous statement or two consecutive statements. The effective date of ASU 2011-12 is consistent with ASU 2011-05, effective for fiscal years and interim periods beginning after December 25, 2011. The adoption of this standard is not expected to impact our financial position or results of operations.

In December 2011, the FASB issued ASU 2011-11, “Balance Sheet “(Topic 210): Disclosures about Offsetting Assets and Liabilities (ASU 2011-11). This newly issued accounting standard requires an entity to disclose both gross and net information about instruments and transactions eligible for offset in the statement of financial position as well as instruments and transactions executed under a master netting or similar arrangement and was issued to enable users of financial statements to understand the effects or potential effects of those arrangements on its financial position. This ASU is required to be applied retrospectively and is effective for fiscal years, and interim periods within those years, beginning on or after January 1, 2013. As this accounting standard only requires enhanced disclosure, the adoption of this standard is not expected to impact our financial position or results of operations.

In December 2011, the FASB issued A SU No. 2011-10, “Derecognition of in Substance Real Estate — a Scope Clarification,” which amends ASC Topic 360, “Property, Plant and Equipment.” ASU No. 2011-10 states that when an investor ceases to have a controlling financial interest in an entity that is in-substance real estate as a result of a default on the entity’s nonrecourse debt, the investor should apply the guidance under A SC Subtopic 360-20, Property, Plant and Equipment — Real Estate Sales (formerly FAS 66) to determine whether to derecognize the entity’s assets (including real estate) and liabilities (including the nonrecourse debt). The changes to the ASC as a result of this update are effective prospectively for deconsolidation events occurring during fiscal years, and interim periods within those years, beginning on or after June 1, 2012. Adoption of this guidance will not impact our financial position or results of operations.

In September 2011, the FASB issued ASU No. 2011-08, “Intangibles-Goodwill and Other (ASC Topic

350) — Testing Goodwill for Impairment.” ASU No. 2011-08 amends the impairment test for goodwill by allowing companies to first assess qualitative factors to determine if it is more likely than not that goodwill might be impaired and whether it is necessary to perform the current two-step goodwill impairment test. The changes to the ASC as a result of this update are effective prospectively for interim and annual periods beginning after December 15, 2011 (January 1, 2012 for the Company). Adoption of this guidance was relied on and impacted our decision to write off the goodwill recognized in the reverse acquisition with Computer Vision Systems Laboratories Corp, as more fully described in Note 11, Subsequent Events.

In June 2011, the FASB issued ASU No. 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income” (ASU 2011-05). This newly issued accounting standard (1) eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity; (2) requires the consecutive presentation of the statement of net income and other comprehensive income; and (3) requires an entity to present reclassification adjustments on the face of the financial statements from other comprehensive income to net income. The amendments in this ASU do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income nor do the amendments affect how earnings per share is calculated or presented.

In December 2011, the FASB issued ASU No. 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05, which defers the requirement within ASU 2011-05 to present on the face of the financial statements the effects of reclassifications out of accumulated other comprehensive income on the components of net income and other comprehensive income for all periods presented. During the deferral , entities should continue to report reclassifications out of accumulated other comprehensive income consistent with the presentation requirements in effect prior to the issuance of ASU 2011-05. These ASUs are required to be applied retrospectively and are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. Adoption of this guidance is not expected to impact our financial position or results of operations.

In May 2011, the FASB issued ASU No. 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs” (ASU 2011-04). This newly issued accounting standard clarifies the application of certain existing fair value measurement guidance and expands the disclosures for fair value measurements that are estimated using significant unobservable (level 3) inputs. This ASU is effective on a prospective basis for annual and interim reporting periods beginning on or after December 15, 2011. Adoption of this guidance is not expected to impact our financial position or results of operations.

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification TM (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company. Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company’s present or future financial statements.

NOTE 4 — FINANCIAL INSTRUMENTS AND RISK CONCENTRATION

Financial instruments

Our investments in cash equivalents, short-term investments and certain long-term investments are carried at fair value, which is described in Note 2. The carrying values for other current financial assets and liabilities, such as accounts receivable and accounts payable, approximate fair value due to the short maturity of such instruments. The carrying value of our long-term debt if we had any would approximate fair value.

Risk concentration

Financial instruments that could subject us to concentrations of credit risk are primarily cash, cash equivalents, short-term investments and accounts receivable.

Concentration of credit risk with respect to accounts receivable is considered insignificant even though sales are within one geographic area, the metro area of Scranton, PA. The Company reviews accounts receivable for balances past due and having no recent or current sales activity and records an allowance for doubtful accounts of approximately 50% of that amount. These allowances are deducted from accounts receivable on our balance sheets.

NOTE 5 — PROPERTY AND EQUIPMENT

Property consists of equipment purchased for the production of revenues. As of June 30:

2012
Property and equipment	$34,562
Less accumulated depreciation	33,048
Property and equipment, net	$1,514

Assets are depreciated over their useful lives beginning when placed in service. Depreciation expense was $0 for the six months ending June 30, 2012.

NOTE 6 — INTANGIBLES

Intangibles consist of capitalized organization costs and goodwill. As of June 30:

2012
Goodwill	$3,292
Less accumulated amortization	3,292
Intangibles, net	$—

Intangible assets are amortized over their useful lives beginning when placed in service. Amortization expense was $0 for the six months ending June 30, 2012.

NOTE 7 — COMMITMENTS AND CONTINGENCIES

Litigation

From time to time the Company may become a party to litigation matters involving claims against the Company. Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

Lease Obligations

The Company leases office space on a month-to-month basis. Rent expense for the six months ended June 30, 2012 was $9,780. The Company has no operating or capital leases as of June 30, 2012.

NOTE 8 — LINE OF CREDIT

The Company has a $25,000 revolving line of credit with a bank established in 2005, which renews annually each May 31 unless either party terminates the line of credit. This line is collateralized by all of Happening’s unrestricted assets. There are no borrowing base requirements that limit availability, but HCG is required to pay the line down to a zero balance for a short period of time each year.  There were drawings on the line of $23,649 at June 30, 2012. Terms of the credit agreement state that future drawings, if any, will be subject to a current interest rate of 4.25%.

NOTE 9 — RELATED PARTY TRANSACTIONS

At June 30, 2012, the Company had a related party payable to a shareholder in the amount of $25,241.

NOTE 10 — STOCKHOLDERS’ EQUITY

Common Stock

The authorized common stock of the Company consists of 1,000,000 shares with a par value of $0.01. There were 1,000 shares of common stock issued and outstanding at June 30, 2012.

Preferred Stock

The Company has no authorized preferred stock.

NOTE 11 — SUBSEQUENT EVENTS

On August 24, 2012, HCG entered into a Share Exchange Agreement with Computer Vision Systems Laboratories, Corp. (“CVSL”). In exchange for all of our capital stock, our former shareholder, Rochon Capital Partners, Ltd. received 438,086,034 shares of restricted common stock having a par value of $.0001 of CVSL.  The initial share exchange was completed on September 25, 2012 at which time HCG became a wholly-owned subsidiary of CVSL.

We accounted for the transaction as a reverse acquisition in accordance with FASB ASC 805-40-25 because HCG is the accounting acquirer, as its former management dominates the change in management and change in control of the combined entity.  CVSL issued securities as the legal acquirer but is the accounting acquiree.

At closing, Rochon Capital Partners, Ltd., the former shareholder of HCG, received shares resulting in ownership of 89.825% of the issued and outstanding stock of CVSL. As a result, CVSL experienced a change of control in which Rochon Capital Partners, Ltd. is the controlling entity.

ASC 805-40-30-2 states, in part “fair value consideration is based on…what the legal subsidiary (accounting acquirer) would have had to issue to give the owners of the legal parent the same percentage equity interest in the combined entity that results from the reverse acquisition.”  Per FASB ASC 805-40-55-10, the fair value effectively transferred should be based on the most reliable measure.  The quoted market price of CVSL’s shares provides a more reliable basis for measuring the fair value consideration than the estimated fair value of the shares in HCG, as HCG’s shares are privately-held.

Prior to the transaction, the accounting acquiree had 49,626,292 shares outstanding. Using the closing price of $.06 per share on September 24, 2012, the total Market Capitalization of CVSL was $2,977,578.  The fair value of the consideration would be what HCG would hypothetically have had to pay to acquire an 89.825% interest in a company valued at $2.98 million.  As such, the fair value of the consideration is 89.825% * $2,977,578 or $2,674,609.

Per ASC 805-40-55-12, Goodwill is calculated as the consideration effectively transferred less the net recognized values of the accounting acquiree’s identifiable assets and liabilities.  Goodwill of $2.5 million has been calculated by subtracting the accounting acquiree’s assets and liabilities from the fair value of the consideration of $2,674,609.  Upon assessment of the nature of the intangible assets and the ongoing operations of CVSL’s Medical Products Business, the Company determined that the goodwill was impaired upon acquisition and has taken an impairment charge of the full amount of goodwill attributable to the transaction.  The result is that no increased asset values are being reflected for the existing Medical Products business at the time of the transaction.